Exhibit 99.2

WILLOW FINANCIAL BANCORP, INC. ANNOUNCES FIRST QUARTER DIVIDEND

Company Also Announces Conference Call to Discuss First Quarter Financial Results for Fiscal 2007

Wayne, Pennsylvania – October 26, 2006 - Willow Financial Bancorp, Inc. (the “Company”) (Nasdaq/NMS:WFBC), the holding company for Willow Financial Bank (the “Bank”), announced that its Board of Directors, at its October 24, 2006 meeting, declared a $0.12 cash dividend on each share of common stock of the Company, payable on November 24, 2006 to shareholders of record at the close of business on November 10, 2006.

The Company also announced that its results for the first quarter fiscal 2007 will be released on Tuesday, October 31, 2006 before the market opens. Upon its issuance, you may access a copy of the earnings release on the Company’s website at www.wfbonline.com.

In conjunction with the release, the Company will host a conference call on Wednesday, November 1, 2006 at 10:00 a.m. Eastern Time to discuss first quarter fiscal 2007 results, followed by a brief question and answer session.

Willow Financial Bancorp, Inc. invites all interested parties to listen to its conference call, which will be broadcast through a webcast on the Company’s website. To access the call, please visit the Company’s website at www.wfbonline.com.

An online archive of the webcast will be available within two hours of the conclusion of the call and will remain available through November 1, 2007.

Interested parties may also participate by calling 973-321-1023 at 9:55 a.m. Eastern Time on November 1, 2006, and referencing ID #8046374. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Tuesday, November 14, 2006. The number to call for the taped replay is 973-341-3080 and the conference PIN is #8046374.

About Willow Financial Bancorp

Willow Financial Bancorp is the holding company for Willow Financial Bank. Willow Financial Bank, founded in 1909, is a full-service, community-oriented bank, offering a broad array of deposit, loan and investment products for individuals and businesses. With 29 locations across Montgomery, Chester, Bucks and Philadelphia counties, Pennsylvania, Willow Financial Bank offers its customers and clientele banking beyond the traditional – convenient locations, extended hours, and the personal attention of a local bank – with the products and services of a regional one.

Forward Looking Statements

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to Willow Financial Bancorp. management’s intentions, plans, beliefs, expectations or opinions. Forward-looking statements may be identified by the use of words such as “believe”, “expect”, “will”, “anticipate”, “intend”, “plan”, “estimate”, “could”, “may”, “likely”, “probably” or “possibly”. Willow Financial Bancorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Company Contact:

Willow Financial Bancorp, Inc.

Noel Devine, Senior Vice President - Marketing

610-995-1700, ext. 3174

NDevine@wfbonline.com

or

Investor Contact:

Gregory FCA Communications

Paul Johnson, Associate Vice President

610-642-8253, ext. 115

Paul@gregoryfca.com